Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of July 30, 2004 (as amended or modified from time to time, this “Amendment”), is by and among HANDLEMAN COMPANY, a Michigan corporation (the “Company”), each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (individually, a “Borrowing Subsidiary” and, collectively, the “Borrowing Subsidiaries”) (the Company and the Borrowing Subsidiaries may each be referred to as a “Borrower” and, collectively, as the “Borrowers”), the lenders party hereto from time to time, (the “Banks” and individually, a “Bank”), STANDARD FEDERAL BANK N.A., as administrative agent for the Banks (in such capacity, the “Agent”), KEYBANK NATIONAL ASSOCIATION, as syndication agent (in such capacity, the “Syndication Agent”) and US BANK, N.A., as documentation agent (in such capacity, the “Documentation Agent”).

R E C I T A L

The Company, the Subsidiary Borrowers, the Banks, the Agent, the Syndication Agent and the Documentation Agent are parties to a Credit Agreement dated as of August 8, 2001, as amended by a First Amendment to Credit Agreement dated as of October 17, 2002 and a Second Amendment to Credit Agreement dated as of October 18, 2003 (as amended, the “Credit Agreement”). The Company and the Subsidiary Borrowers desire to amend the Credit Agreement, and the Agent, the Syndication Agent, the Documentation Agent and the Banks are willing to do so in accordance with the terms hereof.

T E R M S

In consideration of the premises and of the mutual agreements herein contained, the parties agree

ARTICLE 1.

AMENDMENTS

Subject to Article 3 hereof, the Credit Agreement shall be amended as follows:

1.1 The definition of Applicable Facility Fee in Section 1.1 is deleted, and the definitions of Adjusted Net Income, Applicable Margin and Termination Date in Section 1.1 are restated as follows:

“Adjusted Net Income” of any person shall mean, for any period, the Net Income of such Person for such period excluding, to the extent included in determining such Net Income, each of the following, without duplication: (i) gains or non-cash losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business and related tax effects in accordance with Generally Accepted Accounting Principles, (ii) income gains or losses as a direct result of any change in accounting treatment of stock options due to FASB Interpretation No. 44: Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25 (Issue date March 2000), (iii) any other extraordinary or non-recurring gains or other income not from the continuing operation of such person and related tax effects in accordance with Generally Accepted Accounting Principles and (iv) the income of any Subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted and the income attributable to any minority interests.

“Applicable Margin” shall mean, with respect to any Application Period, the per annum rate set forth below based upon the Leverage Ratio for the Determination Period, provided that as of the

Third Amendment Effective Date the Applicable Margin for Eurocurrency Rate Loans and Letter of Credit fees under Section 2.5(b)(i) is 0.75%, the Applicable Margin for Floating Rate Loans is 0% and the Applicable Margin for facility fees under Section 2.5(a) is 0.25%:

Leverage Ratio	Facility Fees under Section 2.5(a)	Floating Rate Loans	Eurocurrency Rate Loans and Letter of Credit Fee Under Section 2.5(b)(i)
< 0.50	0.25%	0%	0.75%

≥ 0.50 but < 1.00	0.25%	0%	1.00%

≥ 1.00 but < 1.50	0.25%	0%	1.25%

≥ 1.50 but < 2.00	0.30%	0%	1.45%

≥ 2.00	0.40%	0.10%	1.85%

“Termination Date” shall mean the earlier to occur of (a) August 6, 2007 and (b) the date on which the Commitments shall be terminated pursuant to Section 2.4 or 6.2.

1.2 The following definitions are added to Section 1.1 in appropriate alphabetical order:

“Third Amendment” shall mean the Third Amendment to this Agreement dated July 30, 2004.

“Third Amendment Effective Date” shall mean effective date of the Third Amendment.

1.3 Reference in Section 2.5(a) to “Applicable Facility Fee” is deleted and “Applicable Margin” is substituted in place thereof.

1.4 Section 5.2(c) is restated as follows:

(c) Tangible Net Worth. Permit or suffer Consolidated Tangible Net Worth of the Company and its Subsidiaries at any time to be less than $225,000,000, plus 50% of Consolidated Net Income of the Company and its Subsidiaries for each fiscal quarter of the Company ending after Third Effective Date Amendment, provided that if such Consolidated Net Income is negative for any such fiscal quarter, the amount added for such fiscal quarter shall be zero and it shall not reduce the amount added for any other fiscal quarter.

1.5 Section 5.2(p) is restated as follows:

(p) Dividends, Redemptions and Other Distributions. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than such dividends, payments or other distributions to the extent payable solely in shares of Capital Stock of the Company, provided, however, that the Company may make, pay, declare or authorize any of the foregoing such dividends, payments and other distributions subject to the satisfaction of each of the following conditions: (i) the aggregate amount thereof on and after the Third Amendment Effective Date shall not exceed the sum of $50,000,000 plus 50% of the consolidated Adjusted Net Income of the Company and its Subsidiaries, commencing with the first fiscal quarter ending after the Third Amendment Effective Date, (ii) immediately before and after giving effect to such dividend, payment or other distribution, no Event of Default or Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after giving effect to such dividend, payment or other distribution) as if made on the date of such dividend, payment or other distribution, and (iii) both before and after giving effect to such dividend, payment or other distribution, the Company was and will be able to borrow at least $20,000,000 of additional Loans on a pro forma basis acceptable to the Agent. The Company will not issue any Disqualified Stock.

1.6 Schedule 1 attached to the Credit Agreement is replaced with Schedule 1 attached hereto.

ARTICLE 2.

REPRESENTATIONS

The Company represents and warrants to the Agent and the Banks that:

2.1 The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company’s articles of incorporation or by-laws, or of any material contract or undertaking to which the Company is a party or by which the Company or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

2.2 This Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

2.3 After giving effect to the amendments and waivers herein contained, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and no Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

ARTICLE 3.

CONDITIONS PRECEDENT.

This Amendment shall become effective as of the date hereof, provided that each of the following has been satisfied:

3.1 This Amendment shall be signed by the Company and the Banks.

3.2 Each Guarantor shall have executed the Consent and Agreement attached hereto.

3.3 The Company shall deliver to the Agent such board resolutions and incumbency certificates required by the Agent.

3.4 The Company shall pay to the Agent, for the pro rata benefit of each Bank signing this Amendment on or before 1:00 pm EST on July 30, 2004, a fee equal to 10 basis points on each such Bank’s Commitment after giving effect to this Amendment.

3.5 The Company shall deliver to the Agent such other agreements and documents in connection herewith as requested by the Agent.

ARTICLE 4.

MISCELLANEOUS.

4.1 References in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

4.3 The Company acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Loan Documents and all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Loan Documents. The Company represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lender or any of their successors or assigns.

4.4 Except as expressly amended hereby, the Company agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document or any transactions in connection therewith. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be enforceable as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

HANDLEMAN COMPANY

By:
Title:

STANDARD FEDERAL BANK N.A., as a Bank and as Agent

By:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Bank and as Syndication Agent

By:
Title:

US BANK, N.A., as a Bank and as Documentation Agent

By:
Title:

HUNTINGTON NATIONAL BANK

By:
Title:

COMERICA BANK

By:
Title:

FIFTH THIRD BANK

By:
Title:

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby:

(a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby, and agrees to all terms and provisions of the above Amendment applicable to it;

(b) agrees that its Guaranty and all other Loan Documents executed by the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent and/or the Banks (collectively, the “Documents”) are hereby ratified and confirmed and shall remain in full force and effect, and the undersigned acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Document or any transactions in connection therewith; and

(c) acknowledges that it is in its interest and to its financial benefit to execute this consent and agreement.

HANDLEMAN CATEGORY MANAGEMENT COMPANY

By:
Title:

HANDLEMAN DISTRIBUTION COMPANY

By:
Title:

HANDLEMAN ENTERTAINMENT RESOURCES LLC

By:
Title:

LIFETIME HOLDING, INC.

By:
Title:

HANDLEMAN UK LIMITED

By:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:
Title:

HANDLEMAN ONLINE, INC.

By:
Title:

Schedule 1

COMMITMENTS

Lender	Commitment
Standard Federal Bank N.A.	$44,117,647.05
KeyBank National Association	$26,470,588.24
US Bank, N.A.	$26,470,588.24
Comerica Bank	$22,058,823.53
Huntington National Bank	$22,058,823.53
Fifth Third Bank	$8,823,529.41

Total:	$150,000,000

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